SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 11, 2009

Global Resource Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50944	84-1565820

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Atrium Way, Suite 100
Mount Laurel, New Jersey 08054

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: (856) 767-5665

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 11, 2009, Global Resource Corporation (“Global”) and LP (Origination) Limited, a United Kingdom company (“LP Origination”) owned by Peter A. Worthington, a director of Global, entered into a Consulting Agreement with an effective date of April 7, 2009 (the “Consulting Agreement”).

Pursuant to the Consulting Agreement, LP Origination agreed to perform management advisory, strategic planning and other consulting services as Global may request from time to time for a term ending on April 6, 2010, in return for (i) a payment of $100,000 conditioned upon and to be paid after the consummation of a specified amount of sales have been made that exploits Global’s patent pending microwave technologies and for which LP Origination had some significant involvement as set forth in the Consulting Agreement and (ii) the immediate entitlement and subsequent issuance of 300,000 shares of Global’s Common Stock, which shares were ultimately issued on May 12, 2009.  The Consulting Agreement may be renewed by either party for an additional one year term by notice not less than 30 days before expiration upon mutually acceptable terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2009	Global Resource Corporation

By: /s/ Eric Swain Eric Swain Chief Executive Officer